                                                            Exhibit 99.(j)(A)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the Wells Fargo Variable Trust:

We consent to the use of our reports for the Wells Fargo Advantage VT Index Asset Allocation Fund, Wells Fargo Advantage VT C&B Large Cap Value Fund, Wells Fargo Advantage VT Discovery Fund, Wells Fargo Advantage VT Equity Income Fund, Wells Fargo Advantage VT International Core Fund, Wells Fargo Advantage VT Large Company Core Fund, Wells Fargo Advantage VT Large Company Growth Fund, Wells Fargo Advantage VT Opportunity Fund, Wells Fargo Advantage VT Small Cap Growth Fund, Wells Fargo Advantage VT Small Cap Value Fund, and Wells Fargo Advantage VT Total Return Bond Fund, eleven funds of the Wells Fargo Variable Trust, dated February 25, 2010, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the statement of additional information.


/s/ KPMG LLP
-------------------------------
Boston, Massachusetts
April 28, 2010